Item 77(q)(1)

Exhibits

(a)(1)	Plan of Liquidation and Dissolution of Series for ING Sports International Fixed Income Fund dated December 30, 2009 – Filed herein.

(e)(1)	Amended Schedule A dated November 2009 to the Investment Management Agreement dated May 16, 2007 between ING Separate Portfolios Trust and ING Investments, LLC – Filed herein.